Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this current report on Form 8-K of Fidelity National Information Services, Inc. dated October 2, 2009, Registration Statement No. 333-158960 in Post Effective Amendment No. 1 on Form S-8 to Form S-4 and in Post Effective Amendment No. 2 on Form S-3 to Form S-4, Registration Statement No. 333-162263 on Form S-3, and Registration Statement
Nos. 333-162262, 333-63342, 333-64462, 333-103266, 333-131601, 333-131602, 333-132844, 333-132845, 333-138654, 333-146080,
333-157575 on Form S-8 of our reports dated February 17, 2009, relating to the consolidated financial statements and financial statement schedule of Metavante Technologies, Inc., and the effectiveness of Metavante Technologies, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Metavante Technologies, Inc. for the year ended December 31, 2008.
/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
September 30, 2009